RESTATED CERTIFICATE OF INCORPORATION OF ATLANTIC CITY ELECTRIC COMPANY

      A.      The present name of the corporation is Atlantic City Electric Company (the "Corporation"). The Corporation was originally formed in New Jersey under an Agreement of Merger between Atlantic City Electric Company, Cape May County Electric Company, Cape May Light & Power Company, Hammonton Electric Light Company and West Jersey Electric Company dated March 5, 1924, filed in the Office of the Secretary of State of New Jersey (the "Secretary of State") on April 28, 1924, as amended and supplemented by all certificates filed with the Secretary of State in accordance with law including the Agreement of Merger, dated as of May 24, 1949 between Atlantic City Electric Company and South Jersey Power & Light Company.

      B.      This Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation's Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Sections 14A:9-1 and 14A:9-5 of the Business Corporation Act of the State of New Jersey (the "Act") and by the written consent of its sole stockholder in accordance with Section 14A:5-6 of the Act.

      C.      The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

      ARTICLE I:      The name of this Corporation is "Atlantic City Electric Company".

      ARTICLE II:      The Corporation may engage in any activity within the purposes for which corporations may be organized under the Act.

      ARTICLE III:      The number, names and addresses of the directors constituting the current Board of Directors is as follows:

Name	Address
John M. Derrick, Jr.	701 Ninth Street, NW Washington, D.C. 20068
Dennis R. Wraase	701 Ninth Street, NW Washington, D.C. 20068
William T. Torgerson	701 Ninth Street, NW Washington, D.C. 20068
Name Andrew W. Williams	Address 701 Ninth Street, NW Washington, D.C. 20068
Thomas S. Shaw	800 King Street P.O. Box 231 Wilmington, DE 19899-0231
Joseph M. Rigby	800 King Street P.O. Box 231 Wilmington, DE 19899-0231

      ARTICLE IV:      The capital stock of the Corporation shall be thirty million seven hundred ninety-nine thousand nine hundred seventy-nine (30,799,979) shares, divided into (a) twenty-five million (25,000,000) shares, par value of $3 per share, of Common Stock, (b) seven hundred ninety-nine thousand nine hundred seventy-nine (799,979) shares, par value of $100 per share, of Cumulative Preferred Stock, (c) two million (2,000,000) shares of No Par Preferred Stock, without par value, and (d) three million (3,000,000) shares of Preference Stock, without par value. The Cumulative Preferred Stock, the No Par Preferred Stock and the Preference Stock may be issued in series as hereinafter provided. The voting powers, designations, preferences, relative, participating, optional or other special rights, qualifications, limitations or restrictions of the above classes of stock and the power of the Board of Directors to cause the Cumulative Preferred Stock, the No Par Preferred Stock and the Preference Stock to be issued in series are as follows:

CUMULATIVE PREFERRED STOCK

      (1)      Subject to and in accordance with the provisions of this paragraph and the following paragraphs (2) to (10) hereof, the Board of Directors is herby empowered to cause the Cumulative Preferred Stock to be issued in different series. The shares of different series may vary, as may be determined by the Board of Directors prior to the issue thereof (except in the cases of the existing series of 4% Cumulative Preferred Stock and 4.35% Cumulative Preferred Stock, hereby created), as to:

             (a)      The distinctive serial designation and number of shares of such series;

             (b)      The rate of dividends (within such limits as shall be permitted by law) payable on the shares of the particular series;

             (c)      The prices (not less than the amount limited by law) and terms upon which the shares of the particular series may be redeemed;

             (d)      The amount or amounts which shall be paid to the holders of the shares of the particular series in case of voluntary or involuntary dissolution or any distribution of assets;

             (e)      The terms and amount of sinking fund requirements (if any) for the purchase or redemption of the shares of the particular series.

             (f)      The terms upon which the holders thereof may convert the same into Common Stock.

The shares of all series of the Cumulative Preferred Stock shall in all other respects be equal.

      (2)      The holders of each series of the Cumulative Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends, at the annual dividend rate for the particular series fixed as herein provided, payable quarter-yearly on dates to be fixed by the Board of Directors, to stockholders of record on the respective dates, not exceeding thirty (30) days and not less than ten (10) days preceding such dividend payment dates, to be fixed by the Board of Directors. No dividends shall be declared on any series of the Cumulative Preferred Stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of the Cumulative Preferred Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefore, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Cumulative Preferred Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative from the date of issue thereof unless the Company shall have established regular quarter-yearly dividend periods with respect to such series, in which case such dividend shall be cumulative from the first day of the current quarter-yearly dividend period in which shares of such series shall have been issued, so that unless dividends on all outstanding shares of each series of the Cumulative Preferred Stock, at the annual dividend rate and from the dates for accumulation thereof fixed as herein provided, shall have been paid for all past quarter-yearly dividend periods, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the Corporation. The holders of the Cumulative Preferred Stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph (2).

       (3)      The Corporation, by action of its Board of Directors may redeem the whole or any part of any series of the Cumulative Preferred Stock, at any time or from time to time, by paying in cash the redemption price of the shares of the particular series, fixed therefore as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. Notice of every such redemption shall be given by publication at least once in one daily newspaper printed in the English language and of general circulation in Atlantic City, New Jersey, and in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, the first publication in such newspapers to be at least thirty (30) days and not more than sixty (60) days prior to the date fixed for such redemption. At least thirty (30) days' and not more than sixty (60) days' previous notice of every such redemption shall also be mailed to the holders of record of the shares of the Cumulative Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Cumulative Preferred Stock so to be redeemed. In cases of the redemption of a part only of any series of the Cumulative Preferred Stock at the time outstanding, the Corporation shall select by lot the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Cumulative Preferred Stock shall be redeemed from time to time. If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in Trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest; provided, however, that the Corporation may, after giving notice by publication of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice by publication, and at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefore, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000 or a bank or trust company in good standing organized under the laws of the State of New Jersey, doing business in Atlantic City, New Jersey, selected by the Board of Directors of the Corporation and designated in such notice of redemption, and, upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive at any time from and after the date of such deposit, the amount payable upon the redemption thereof, without interest. Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of the Cumulative Preferred Stock. The redemption of Cumulative Preferred Stock of any series convertible into Common Stock may be accomplished by notice by mail rather than by publication, and the holders of the convertible stock shall, after the mailing of a notice of redemption, continue to be able to convert up until the date fixed for redemption.

       (4)      Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution or winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, the holders of each series of the Cumulative Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor as herein provided, together with a sum in the case of each share of each series, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon; but no payments on account of such distributive amounts shall be made to the holders of any series of the Cumulative Preferred Stock unless there shall likewise be paid at the same time to the holders of each other series of the Cumulative Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of the Cumulative Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this paragraph. Neither the consolidation or merger of the Corporation with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

       (5)      Whenever the full dividends on all series of the Cumulative Preferred Stock at the time outstanding for all past quarter-yearly dividend periods shall have been paid or declared and set apart for payment, then such dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of dividends; provided, however, that so long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Company shall not pay any dividends on or make any other distribution to the holders of its Common Stock if, after giving effect to such payment or distribution, the capital of the Corporation represented by its Common Stock together with its surplus as then stated on its books of account shall, in the aggregate, be less than the involuntary liquidating value of the then outstanding shares of Cumulative Preferred Stock.

       (6)      In the event of any liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of shares of all series of the Cumulative Preferred Stock of the full distributive amounts to which they are respectively entitled as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective rights and interests.

       (7) (A) So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of the Cumulative Preferred Stock then outstanding:

      (a) Create or authorize any stock ranking prior to or (other than a series of the Cumulative Preferred Stock) ranking on a parity with the Cumulative Preferred Stock as to dividends or distributions, or create or authorize any obligation or security convertible into shares of any such stock; or

      (b) Amend, alter, change or repeal any of the express terms of the Cumulative Preferred Stock or of any series of the Cumulative Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof; provided, however, that if any such amendment, alteration, change or repeal would be substantially prejudicial to the holders of one or more, but not all, of the series of the Cumulative Preferred Stock at the time outstanding, such consent of the holders of two-thirds of the total number of shares of all series prejudicially affected shall be required.

      (B) So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Cumulative Preferred Stock then outstanding:

      (a)      Increase the total authorized amount of the Cumulative Preferred Stock; or

      (b)      Merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises; provided that the provisions of this clause (b) shall not apply to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation; or

      (c)      Issue, sell or otherwise dispose of any shares of the Cumulative Preferred Stock or of any other class of stock ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or distributions, unless the net income of the Corporation, determined in accordance with generally accepted accounting practices to be available for the payment of dividends for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, is at least equal to twice the annual dividend requirements on all outstanding shares of the Cumulative Preferred Stock and of all other classes of stock ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or distributions, including the shares proposed to be issued, and unless the gross income of the Corporation for said period, determined in accordance with generally accepted accounting practices (but in any event after deducting the amount for said period charged by the Corporation on its books to depreciation expense) to be available for the payment of interest, shall have been at least one and one-half times the sum of (i) the annual interest charges on all interest bearing indebtedness of the Corporation and (ii) the annual dividend requirements on all outstanding shares of the Cumulative Preferred Stock and of all other classes of stock ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or distributions, including the shares proposed to be issued.

      (8) (A) Every holder of the Common Stock shall have one vote for each share of Common Stock held by such holder. No holder of the Cumulative Preferred Stock, No Par Preferred Stock or Preference Stock shall be entitled to vote at any meeting of stockholders or at any election of the Corporation or otherwise to participate in any action taken by the Corporation or the stockholders thereof, except for those purposes, if any, for which said right to vote or otherwise to participate cannot be denied or waived under the laws of the State of New Jersey and except as otherwise provided in paragraphs (7), (8) and (10) (c) hereof.

      (B) If and when dividends payable on the Cumulative Preferred Stock shall be in default in an amount equivalent to four (4) full quarter-yearly dividends on all shares of all series of the Cumulative Preferred Stock at the time outstanding, and until all dividends in default on the Cumulative Preferred Stock shall have been paid, the holders of all shares of the Cumulative Preferred Stock, voting separately as one class, shall be entitled to elect the smallest number of Directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining Directors of the Corporation. The terms of office of all persons who may be Directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Cumulative Preferred Stock, whether or not the holders of the Common Stock shall then have elected the remaining Directors of the Corporation.

      (C) If and when all dividends then in default on the Cumulative Preferred Stock at the time outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefore as soon as reasonably practicable), the Cumulative Preferred Stock shall thereupon be divested of any special right with respect to the election of Directors provided in sub-paragraph (B) hereof, and the voting power of the Common Stock shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special rights in the Cumulative Preferred Stock in case of further like default or defaults in dividends thereon. Upon the termination of any such special right the terms of office of all persons who may have been elected Directors of the Corporation by vote of the holders of the Cumulative Preferred Stock, as a class, pursuant to such special right shall forthwith terminate.

      (D) In case of any vacancy in the Board of Directors occurring among the Directors elected by the holders of the Cumulative Preferred Stock, as a class, pursuant to subparagraph (B) hereof, the holders of the Cumulative Preferred Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In case of a vacancy in the Board of Directors occurring among the Directors elected by the holders of the Common Stock, as a class, pursuant to subparagraph (B) hereof, the holders of the Common Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In all other cases, any vacancy occurring among the Directors shall be filled by the vote of a majority of the remaining Directors.

      (E) Whenever the holders of the Cumulative Preferred Stock, as a class, become entitled to elect Directors of the Corporation pursuant to either subparagraphs (B) or (D) hereof, or whenever the holders of the Common Stock, as a class, become entitled to elect Directors of the Corporation pursuant to either subparagraphs (B) or (D) hereof, a meeting of the holders of the Cumulative Preferred Stock or of the Common Stock, as the case may be, shall be held at any time thereafter upon call by the holders of not less than 1,000 shares of the Cumulative Preferred Stock or of the Common Stock, as the case may be, or upon call by the Secretary of the Corporation at the request in writing of any stockholder addressed to him at the principal office of the Corporation. At all meetings of stockholders held for the purpose of electing directors during such times as the holders of shares of the Cumulative Preferred Stock shall have the special right, voting separately as one class, to elect directors pursuant to either subparagraphs (B) or (D) hereof, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Cumulative Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting of adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy.

      (F) Except when some mandatory provision of law shall be Controlling and except as otherwise provided in clause (b) of paragraph (7)(A) hereof, whenever shares of two or more series of the Cumulative Preferred Stock are outstanding, no particular series of the Cumulative Preferred Stock shall be entitled to vote as a separate series on any matter and all shares of the Cumulative Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Corporation by classes may now or hereafter be required.

      (9)      The existing series of such Cumulative Preferred Stock, designated as "4% Cumulative Preferred Stock," consists and shall consist of 55,000 shares of the par value of $100 per share.

      (10)      The preferences, rights, qualifications, limitations and restrictions of the shares of the 4% Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Stock, are and shall be as follows:

      (a)      The annual dividend rate for such series shall be 4% per annum;

      (b)      The redemption price for such series shall be $107.50 per share until May 1, 1949, and on and after May 1, 1949, $105.50 per share;

      (c)      The preferential amounts to which the holders of shares of such series shall be entitled upon any liquidation, dissolution or winding up of the Corporation shall be:

$104.50 per share, upon any voluntary liquidation, dissolution or winding up of the Corporation, except that if such voluntary liquidation, dissolution or winding up of the Corporation shall have been approved by the vote in favor thereof of the holders of a majority of the total number of shares of the 4% Cumulative Preferred Stock then outstanding, given at a meeting called for that purpose, the amount so payable on such voluntary liquidation, dissolution, or winding up shall be $100 per share; or

$100 per share, in the event of any involuntary liquidation, dissolution or winding up of the Corporation; and

(d) There shall not be any sinking fund provided for the purchase or redemption of shares of the 4% Cumulative Preferred Stock.

      (11)      The existing series of such Cumulative Preferred Stock, designated as "4.35% Cumulative Preferred Stock," consists and shall consist of 15,000 shares of the par value of $100 per share.

      (12)      The preferences, rights, qualifications, limitations and restrictions of the shares of the 4.35% Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Stock, are and shall be as follows:

      (a)      The annual dividend rate for such series shall be 4.35% per annum;

      (b)      The redemption price for such series shall be $104 per share until June 1, 1954, and on and after June 1, 1954, $102 per share until June 1, 1959, and on and after June 1, 1959, $101 per share;

      (c)      The preferential amounts to which holders of shares of such series shall be entitled upon any liquidation, dissolution or winding up of the Corporation shall be:

Upon any voluntary liquidation, dissolution or winding up of the Corporation, the redemption price in effect at the time thereof, except that if such voluntary liquidation, dissolution or winding up of the Corporation shall have been approved by the vote in favor thereof of the holders of a majority of the total number of shares of the 4.35% Cumulative Preferred Stock then outstanding, given at a meeting called for that purpose, the amount so payable on such voluntary liquidation, dissolution or winding up shall be $100 per share; or

$100 per share, in the event of any involuntary liquidation, dissolution or winding up of the Corporation; and
(d) There shall not be any sinking fund provided for the purchase or redemption of shares of the 4.35% Cumulative Preferred Stock.

      (13)      The Corporation hereby classifies $5,000,000 par value of the Cumulative Preferred Stock as a series of such Cumulative Preferred Stock which shall be designated as '5% Cumulative Preferred Stock', consisting of 50,000 shares, of the par value of $100 per share,

     (14)      The preferences, rights, qualifications, limitations and restrictions of the shares of the 5% Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Stock, are and shall be as follows:

      (a)      The annual dividend rate for such series shall be 5% per annum;

      (b)     The redemption price for such series shall be $106 per share until August 1, 1965, and on and after August 1, 1965, $104 per share until August 1, 1970, and on and after August 1, 1970, $102 per share until August 1, 1975, and on and after August 1, 1975, $100 per share; provided, however, that prior to August 1, 1970, none of the shares of such series shall be redeemed, directly or indirectly, out of the proceeds of the sale, or in anticipation of the sale, of any debt securities or borrowed funds, nor shall any of the shares of such series be redeemed prior to August 1, 1970, directly or indirectly, out of the proceeds of the sale, or in anticipation of the sale, of any class of stock ranking senior to the Common Stock of the Corporation if such stock is entitled to dividends at an annual rate of less than 5%;

      (c)      The preferential amounts to which holders of shares of such series shall be entitled upon any liquidation, dissolution or winding up of the Corporation shall be: upon any voluntary liquidation, dissolution or winding up of the Corporation, the redemption price in effect at the time thereof; or

$100 per share, in the event of any involuntary liquidation, dissolution or winding up of the Corporation; and
(d) There shall not be any sinking fund provided for the purchase or redemption of shares of the 5% Cumulative Preferred Stock.

      (15)      The Corporation hereby classifies $7,200,000 par value of the Cumulative Preferred Stock as a series of such Cumulative Preferred Stock which shall be designated as '4.10% Cumulative Preferred Stock,' consisting of 72,000 shares, of the par value of $100 per share.

      (16)      The preferences, rights, qualifications, limitations and restrictions of the shares of the 4.10% Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Stock, are and shall be as follows:

     (a)      The annual dividend rate for such series shall be 4.10% per annum;

     (b)      The redemption price for such series shall be $104 per share until August 1, 1959, and on and after August 1, 1959, $103 per share until August 1, 1964, and on and after August 1, 1964, $102 per share until August 1, 1969, and on and after August 1, 1969, $101 per share;

     (c)      The preferential amounts to which holders of shares of such series shall be entitled upon any liquidation, dissolution, or winding up of the Corporation shall be: upon any voluntary liquidation, dissolution or winding up of the Corporation, the redemption price in effect at the time thereof; or

$100 per share, in the event of any involuntary liquidation, dissolution or winding up of the Corporation; and
(d) There shall not be any sinking fund provided for the purchase or redemption of shares of the 4.10% Cumulative Preferred Stock.

      (17)      The Corporation hereby classifies $5,000,000 par value of the Cumulative Preferred Stock as a series of such Cumulative Preferred Stock which shall be designated as '4.75% Cumulative Preferred Stock,' consisting of 50,000 shares, of the par value of $100 per share.

      (18)      The preferences, rights, qualification, limitations and restrictions of the shares of the 4.75% Cumulative Preferred Stock, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Stock, are and shall be as follows:

      (a)      The annual dividend rate for such series shall be 4.75% per annum;

      (b)      The redemption price for such series shall be $105.50 per share until April 1, 1963, and on and after April 1, 1963, $104 per share until April 1, 1968, and on and after April 1, 1968, $102.50 per share until April 1, 1973, and on and after April 1, 1973, $101 per share;

      (c)      The preferential amounts to which holders of shares of such series shall be entitled upon any liquidation, dissolution, or winding up of the Corporation shall be: upon any voluntary liquidation, dissolution or winding up of the Corporation, the redemption price in effect at the time thereof; or

$100 per share, in the event of any involuntary liquidation, dissolution or winding up of the Corporation; and
(d) There shall not be any sinking fund provided for the purchase or redemption of shares of the 4.75% Cumulative Preferred Stock.

      (19)      The Corporation hereby classifies $3,600,000 par value of the Cumulative Preferred Stock as a series of such Cumulative Preferred Stock which shall be designated as '4.35% Cumulative Preferred Stock, 2nd Series' consisting of 36,000 shares, of the par value of $100 per share.

      (20)      The preferences, rights, qualifications, limitations and restrictions of the shares of the 4.35% Cumulative Preferred Stock, 2nd Series, in the respects in which the shares of such series vary from shares of other series of the Cumulative Preferred Stock, are and shall be as follows:

      (a)      The annual dividend rate for such series shall be 4.35% per annum;

      (b)      The redemption price for such series shall be $104.50 per share until June 1, 1957, and on and after June 1, 1957, $103 per share until June 1, 1958, and on and after June 1, 1958, $102 per share until June 1, 1959, and on and after June 1, 1959, $101 per share;

      (c)      The preferential amounts to which holders of shares of such series shall be entitled upon any liquidation, dissolution, or winding up of the Corporation shall be: upon any voluntary liquidation, dissolution or winding up of the Corporation, the redemption price in effect at the time thereof, except that if such voluntary liquidation, dissolution or winding up of the Corporation shall have been approved by the vote in favor thereof of the holders of a majority of the total number of shares of the 4.35% Cumulative Preferred Stock, 2nd Series, then outstanding, given at a meeting called for that purpose, the amount so payable on such voluntary liquidation, dissolution or winding up shall be $100 per share; or

$100 per share, in the event of any involuntary liquidation, dissolution or winding up of the Corporation; and
(d) There shall not be any sinking fund provided for the purchase or redemption of shares of the 4.35% Cumulative Preferred Stock, 2nd Series.
NO PAR PREFERRED STOCK

      Subject to and in accordance with the provisions hereof and herein referred to, the Board of Directors is hereby empowered to cause the No Par Preferred Stock to be issued in different series. The shares of different series may vary, as may be determined by the Board of Directors prior to the issue thereof, as to:

      (a)      The distinctive serial designation and number of shares of such series;

      (b)      The rate of dividends (within such limits as shall be permitted by law) payable on the shares of the particular series;

      (c)      The prices (not less than the amount limited by law) and terms upon which the shares of the particular series may be redeemed;

      (d)      The amount or amounts which shall be paid to the holders of the shares of the particular series in case of voluntary or involuntary dissolution or any distribution of assets;

      (e)      The terms and amount of sinking fund requirements (if any) for the purchase or redemption of the shares of the particular series;

      (f)      The terms upon which the holders thereof may convert the same into Common Stock.

      Except as herein permitted, the shares of all series of the No Par Preferred Stock shall in all respects be equal.

      Shares of any series of No Par Preferred Stock may be issued for such consideration, having a value not less than the aggregate preferential amount payable upon such shares in the event of involuntary liquidation, dissolution or winding up of the Corporation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the Act applicable thereto, the entire amount of such consideration shall be stated capital.

      Paragraphs (2) through (8), inclusive, heretofore set forth in this Article IV following the heading "Cumulative Preferred Stock" shall be applicable in all respects to the No Par Preferred Stock, and any reference therein, or hereafter set forth following the heading "Preference Stock," to the term "Cumulative Preferred Stock" shall in each instance include, within the meaning of that term, the No Par Preferred Stock. In applying said paragraphs (2) through (8), the Cumulative Preferred Stock, with a par value of $100 per share, and the No Par Preferred Stock, shall be entitled to vote as a single class for the purposes provided in paragraphs (7) and (8) thereof. In any such case the holders of shares of Cumulative Preferred Stock, with a par value of $100 per share, shall be entitled to cast one vote for each such share. In any such case, and in any case not so provided where the holders of the No Par Preferred Stock shall be entitled to vote their shares pursuant to the Act, the holders of shares of the No Par Preferred Stock shall be entitled to cast for each such share one or more vote(s) or fraction of one vote as shall bear the same relationship to one vote as the preferential amount to which the holder of such share shall be entitled, exclusive of accrued dividends, in the event of involuntary liquidation, dissolution or winding up of the Corporation, bears to $100.

      In any such vote the references in said paragraph (7) to "two-thirds" or to a "majority" of a total number of shares outstanding or prejudicially affected, shall be deemed to refer to two-thirds or a majority, as the case may be, of the votes entitled to be cast by holders of the total number of shares outstanding or prejudicially affected.

7.8% NO PAR PREFERRED STOCK

      The Corporation hereby classifies 700,000 shares of the No Par Preferred Stock as a series of such No Par Preferred Stock, which shall be designated as '$7.80 No Par Preferred Stock.

      Pursuant to authority contained in Article IV of the Agreement of Merger forming this Corporation, as amended, the preferences, rights, qualifications, limitations and restrictions of the shares of the $7.80 No Par Preferred Stock (herein called the 'New Series'), in the respects in which the shares of such series vary from shares of other series of the No Par Preferred Stock, are and shall be as follows:

      (a)      Dividends. The annual cumulative dividend rate for the New Series shall be $7.80 per share per annum.

      (b)      Sinking Fund. A sinking fund shall be established for the benefit of the shares of the New Series. So long as there shall remain outstanding any shares of the New Series, the Corporation, after full cumulative dividends upon the outstanding No Par Preferred Stock and Cumulative Preferred Stock of all series for all past quarter-yearly dividend periods have been paid or set aside, shall redeem as and for a sinking fund for the retirement of the New Series, out of funds legally available therefor, 115,000 shares of the New Series on May 1 in each of the years 2001 through 2005 and 125,000 shares of the New Series on May 1, 2006. The Corporation's obligation to make redemption for the sinking fund on any such May 1 shall be cumulative so that if on any such May 1 the sinking fund obligation is not discharged in full, then such sinking fund obligation, to the extent not discharged, shall become an additional sinking fund obligation for each succeeding May 1 until discharged in full. At its option, the Corporation may redeem through the sinking fund on May 1 in each such year not more than 115,000 additional shares of the New Series. The price at which shares of the New Series shall be called for redemption through the sinking fund shall be $100 per share. The Corporation's obligation to make redemption for the sinking fund may be discharged, in whole or in part, by the application for any shares of the New Series purchased or otherwise acquired by the Corporation on or before such date.

      (c)      Optional Redemption. Shares of the New Series shall be redeemable in whole or in part at the option of the Corporation at any time on or after May 1, 2006 at a price of $100 per share.

      (d)      Liquidation Rights. The preferential amount to which holders of shares of the New Series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100 per share.

      (e)      No Conversion Privilege. The shares of the New Series shall not have any rights to convert the same into and/or purchase stock of any other series or class of any other securities, or any special rights other than those specified herein.

      (f)      Stated Capital. The stated capital of each share of the New Series shall be $100.

PREFERENCE STOCK

      (1)      Subject to and in accordance with the provisions of this paragraph and the following paragraphs (2) to (8) hereof, the Board of Directors is hereby empowered to cause the Preference Stock to be issued in different series. The shares of different series may vary, as may be determined by the Board of Directors prior to the issue thereof as to:

      (a)      The distinctive serial designation and number of shares of such series;

      (b)      The rate of dividends (within such limits as shall be permitted by law) payable on the shares of the particular series;

      (c)      The prices (not less than the amount limited by law) and terms upon which the shares of the particular series may be redeemed;

      (d)      The amount or amounts which shall be paid to the holders of the shares of the particular series in case of voluntary or involuntary dissolution or any distribution of assets;

      (e)      The terms and amount of sinking fund requirements (if any) for the purchase or redemption of the shares of the particular series;

      (f)      The terms upon which the holders thereof may convert the same into Common Stock.

The shares of all series of the Preference Stock shall in all other respects be equal.

      (2)      Subject to the prior payment, or the declaration and setting apart for payment, of all past quarter-yearly dividends on each series of Cumulative Preferred Stock at the time outstanding at the annual dividend rates thereon and from the dates for accumulation thereof, the holders of each series of the Preference Stock at the time outstanding shall be entitled to received, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends, at the annual dividend rate for the particular series fixed as herein provided, payable quarter-yearly on dates to be fixed by the Board of Directors, to stockholders of record on the respective dates, not exceeding thirty (30) days and not less than ten (10) days preceding such dividend payment dates, to be fixed by the Board of Directors. No dividends shall be declared on any series of the Preference Stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of the Preference Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefore, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Preference Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative from the date of issue thereof unless the Company shall have established regular quarter-yearly dividend periods with respect to such series, in which case such dividends shall be cumulative from the first day of the current quarter-yearly dividend period in which shares of such series shall have been issued, so that unless dividends on all outstanding shares of each series of the Preference Stock, at the annual dividend rate and from the dates for accumulation thereof fixed as herein provided, shall have been paid, or declared and set apart for payment, for all past quarter-yearly dividend periods, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock, and no Common Stock shall be purchased or otherwise acquired for value by the Corporation. The holders of the Preference Stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph (2).

      (3)      The Corporation by action of its Board of Directors, may redeem the whole or any part of any series of the Preference Stock, at any time or from time to time, by paying in cash the redemption price of the shares of the particular series, fixed therefore as herein provided, together with a sum in the case of each share of each series so to be redeemed computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. Notice of every such redemption shall be given by publication at least once in one daily newspaper printed in the English language and of general circulation in Atlantic City, New Jersey, and in one daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, the first publication in such newspapers to be at least thirty (30) days prior to the date fixed for such redemption. At least thirty (30) days' previous notice of every such redemption shall also be mailed to the holders of record of the shares of the Preference Stock so to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preference Stock so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Preference Stock shall be redeemed from time to time. If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefore, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest; provided, however, that the Corporation may, after giving notice by publication of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice by publication, and at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefore, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, and having capital, surplus and undivided profits aggregating at least $5,000,000, or a bank or trust company in good standing organized under the laws of the State of New Jersey, doing business in Atlantic City, New Jersey, selected by the Board of Directors of the Corporation and designated in such notice of redemption, and, upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive at any time from and after the date of such deposit, the amount payable upon the redemption thereof, without interest. Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of the Preference Stock; provided, however, that the Corporation may not purchase, redeem or otherwise acquire for value any shares of Preference Stock, if, at the time of such redemption, purchase or other acquisition for value, all past quarter-yearly dividends on each series of Cumulative Preferred Stock and each series of Preference Stock at the time outstanding have not been paid, or declared and set apart for payment, in full at the annual dividend rates thereon and from the dates for accumulation thereof.

      The redemption of Preference Stock of any series convertible into Common Stock may be accomplished by notice by mail rather than by publication, and the holders of the convertible stock shall, after the mailing of a notice of redemption, continue to be able to convert up until the date fixed for redemption.

      (4)      Before any amount shall be paid to, or any assets distributed among, the holders of the Common Stock upon any liquidation, dissolution or winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation and of all amounts payable to the holders of each series of Cumulative Preferred Stock upon such liquidation, dissolution or winding up of the Corporation, the holders of each series of the Preference Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefore as herein provided, together with a sum in the case of each share of each series, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon; but no payments on account of such distributive amounts shall be made to the holders of any series of the Preference Stock unless there shall likewise be paid at the same time to the holders of each other series of the Preference Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of the Preference Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this paragraph. Neither the consolidation or merger of the Corporation with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

      (5)      Whenever the full dividends on all series of the Preference Stock at the time outstanding for all past quarter-yearly dividend periods shall have been paid or declared and set apart for payment, then such dividends (payable in cash, stock or otherwise), as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of dividends.

      (6)      Notwithstanding the provisions of paragraph (6) of the provisions relating to the Cumulative Preferred Stock in this Article IV, in the event of any liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of shares of all series of the Cumulative Preferred Stock and Preference Stock of the full distributive amounts to which they are respectively entitled as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective rights and interests.

      (7)      (A)      So long as any shares of the Preference Stock of any series are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of the Preference Stock then outstanding create or authorize any new class of stock (other than the Cumulative Preferred Stock) ranking prior to, or (other than a series of the Preference Stock) ranking on a parity with, the Preference Stock, as to dividends or distributions, or create or authorize any obligation or security convertible into shares of any such stock.

                 (B)      So long as any shares of the Preference Stock of any series are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preference Stock then outstanding increase the total authorized amount of the Preference Stock or (other than the Cumulative Preferred Stock) of any other class of stock ranking prior to, or ranking on a parity with, the Preference Stock as to dividends or distributions.

      (8)      (A)      No holder of the Preference Stock shall be entitled to vote at any meeting of stockholders or at any election of the Corporation or otherwise to participate in any action taken by the Corporation or the stockholders thereof, except for those purposes, if any, for which said right to vote or otherwise to participate cannot be denied or waived under the laws of the State of New Jersey and except as otherwise provided in paragraphs (7) and (8) hereof.

                (B)      If and when dividends payable on the Preference Stock shall be in default in an amount equivalent to six (6) full quarter-yearly dividends on all shares of all series of the Preference Stock at the time outstanding, and until all dividends in default on the Preference Stock shall have been paid, the holders of all shares of the Preference Stock, voting separately as one class, shall be entitled to elect two (2) Directors to the Board of Directors. If (a) by the terms of this subsection (B) the holders of the Preference Stock are entitled to elect two Directors, (b) by the terms of this Agreement, the holders of the shares of Cumulative Preferred Stock shall be entitled to elect a majority of the full Board of Directors, and (c) the full Board of Directors consists of fewer than seven members, the number of members of the Board of Directors shall be increased to seven. If (a) by the terms of this subsection (B) the holders of the Preference Stock are entitled to elect two Directors and (b) the full Board of Directors consists of fewer than three members, the number of members of the Board of Directors shall be increased to three. The holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining Directors of the Corporation not elected by the holders of the Cumulative Preferred Stock or the holders of the Preference Stock. The terms of office of all persons who may be Directors of the Corporation, elected by the holders of the Common Stock, at the time shall terminate upon the election of two Directors by the holders of the Preference Stock, whether or not the holders of the Common Stock shall then have elected the remaining Directors of the Corporation.

                (C)      If and when all dividends then in default on the Preference Stock at the time outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefore as soon as reasonably practicable), the Preference Stock shall thereupon be divested of any special right with respect to the election of Directors provided in subparagraph (B) hereof, and the voting power of the Common Stock shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special rights in the Preference Stock in case of further like default or defaults in dividends thereon. Upon the termination of any such special right the terms of office of all persons who may have elected Directors of the Corporation by vote of the holders of the Preference Stock, as a class, pursuant to such special right shall forthwith terminate.

                 (D)      In case of any vacancy in the Board of Directors occurring among the Directors elected by the holders of the Preference Stock, as a class, pursuant to subparagraph (B) hereof, the holders of the Preference Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In case of a vacancy in the Board of Directors occurring among the Directors elected by the holders of the Common Stock, as a class, pursuant to subparagraph (B) hereof, the holders of the Common Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In all other cases, any vacancy occurring among the Directors shall be filled by the vote of a majority of the remaining Directors.

                 (E)      Whenever the holders of the Preference Stock, as a class, become entitled to elect Directors of the Corporation pursuant to either subparagraphs (B) or (D) hereof, or whenever the holders of the Common Stock, as a class, become entitled to elect Directors of the Corporation pursuant to either subparagraphs (B) or (D) hereof, a meeting of the holders of the Preference Stock or of the Common Stock, as the case may be, shall be held at any time thereafter upon call by the holders of not less than 1,000 shares of the Preference Stock or of the Common Stock, as the case may be, or upon call by the Secretary of the Corporation at the request in writing of any stockholder addressed to him at the principal office of the Corporation. At all meetings of stockholders held for the purpose of electing directors during such times as the holder of shares of the Preference Stock shall have the special right, voting separately as one class, to elect directors pursuant to either subparagraph (B) or (D) hereof, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the Preference Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not present the election at any such meeting or adjournment thereof of directors by the other such class if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy.

                 (F)      Except when some mandatory provision of law shall be controlling, whenever shares of two or more series of the Preference Stock are outstanding, no particular series of the Preference Stock shall be entitled to vote as a separate series on any matter and all shares of the Preference Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the Corporation by classes may now or hereafter be required.

COMMON STOCK

      Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock.

      Upon any issue for money or other consideration of any stock of the Corporation, whether authorized by this agreement or upon subsequent increase of capital, no holder of stock irrespective of the kind of such stock shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other share of the stock so issued, but the Board of Directors may dispose of all or any portion of such stock as and when it may determine free of any such rights, whether by offering the same to stockholders or by sale or other disposition as said Board may deem advisable.

CONVERTIBLE BONDS, DEBENTURES OR OTHER OBLIGATIONS

      Subject to such limitations as may be elsewhere in this Agreement of Merger imposed, the Corporation may issue bonds, debentures or other obligations convertible into stock of any class, or bearing warrants or other evidences of optional rights to purchase, or subscribe, or both, to stock of any class, upon the terms, in the manner and under the conditions fixed by resolution of the Board of Directors prior to the issue thereof, and the Board of Directors is hereby given the authority so to make all such determinations and issuances.

      ARTICLE V:      In furtherance and not in limitation of the powers conferred by the laws of the State of New Jersey, the Board of Directors is expressly authorized to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

      ARTICLE VI:      A person who is or was a director or an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this Article VI shall not relieve such person from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. Any modification, repeal or supersession of this Article VI shall not adversely affect any right or protection of any such person for or with respect to any act or omission occurring prior to the time of such modification, repeal or supersession.

      ARTICLE VII:      Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

      ARTICLE VIII:      The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of New Jersey at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, subject to the vote of stockholders in certain circumstances as specifically set forth in this Restated Certificate of Incorporation; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

      ARTICLE IX:      The address of the Corporation's registered office in the State of New Jersey is The Corporation Trust Company, 820 Bear Tavern Road, West Trenton, NJ 08628.

                                                   [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Atlantic City Electric Company has caused this Restated Certificate of Incorporation to be executed by Joseph M. Rigby, its President and CEO, as of the 8th day of August, 2002.

Atlantic City Electric Company By:/s/ Joseph M. Rigby Name: Joseph M. Rigby Title: President and CEO